Exhibit 99.1

N e w s   R e l e a s e

        QUICKSILVER RESOURCES INC.
        777 West Rosedale Street
Fort Worth, TX  76104
www.qrinc.com

Quicksilver Resources Reports Record Quarterly Results

Production Surges 27% to Record Levels

Net Income Increases 34% to $31.7 Million

FORT WORTH, TEXAS (August 8, 2007)– Quicksilver Resources Inc. (NYSE: KWK) today reported record quarterly revenues and production for the period ended June 30, 2007.  Net income for the second quarter of 2007 increased approximately 34 percent to $31.7 million ($0.38 per diluted share) as compared to $23.6 million ($0.29 per diluted share) in the prior-year quarter.  Total revenues of $136.4 million in the 2007 quarter were up more than 50 percent from the 2006 quarter.  Net cash from operating activities for the six months ended June 30, 2007 was $147.0 million, an increase of nearly 12 percent from $131.8 million generated in the same period of 2006, as presented in the attached Condensed Consolidated Statements of Cash Flows.

Second-Quarter 2007 Highlights

•	Produced record volumes of 208 MMcfe per day
•	Generated nearly $74 million of net cash from operating activities
•	Drilled a record 64 horizontal wells in the Fort Worth Basin; connected 44 wells
•	Increased recoveries of natural gas liquids per million cubic feet of natural gas in the Fort Worth Basin by 125 percent versus the prior-year quarter

“Record operating and financial results during the quarter highlight Quicksilver’s ability to efficiently execute our development programs and realize increasing value from our low-risk, high-growth asset portfolio,” said Glenn Darden, President and Chief Executive Officer.  “These results were driven primarily by our valuable position in the Fort Worth Basin Barnett Shale play.  In this area, quarterly production volumes increased 148 percent versus the second quarter of 2006 and increased more than 50 percent since the first quarter of this year.  We expect to achieve continued rapid growth from this play, where more than 90 percent of our acreage position remains to be developed.”

Production

Total average production increased nearly 27 percent to a record 208 million cubic feet of natural gas equivalent (MMcfe) per day versus the prior-year period of 164 MMcfe per day.  Total daily production volumes increased 11 percent sequentially from the first quarter of 2007, marking the company’s 16th consecutive quarter of production growth.  Natural gas, including natural gas liquids (NGL), comprised approximately 95 percent of the company’s total production in the second quarter of 2007.

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Production on a thousand cubic feet of natural gas equivalent per day (Mcfe/d) basis for the company’s primary operating areas for the three months ended June 30 was as follows:

	Mcfe/d
Area	2007	2006	Change
Texas	76,911	31,050	148%
Canada	53,812	49,780	8%
Michigan	70,144	75,269	(7%)
Other	7,294	8,132	(10%)
Total company	208,161	164,231	27%

Operations Update

In the Fort Worth Basin, the company drilled 64 wells (62.45 net) and connected 44 wells (41.99 net) to sales during the second quarter.  With 15 rigs currently working in the basin, the company now expects to drill at least 180 wells in the area during 2007.  Enhancements and expansions completed earlier this year at the Cowtown gas processing facility, which processes the company’s liquids-rich production from the Fort Worth Basin, have improved the efficiency of recoveries of these high-valued products, resulting in more than 110 barrels of NGLs recovered for each million cubic feet of gas processed.

In Canada, drilling activities were suspended, as expected, throughout the second quarter due to the spring break-up period.  Drilling activities resumed in late June and the company still expects to achieve a 10 percent annual production growth in 2007 from this area.

Capital expenditures for the second quarter of 2007 totaled approximately $247 million, of which approximately 72 percent was associated with drilling and completion activities, approximately 18 percent for midstream activities, approximately nine percent for acreage purchases, and approximately one percent for corporate capital.

Conference Call

The company will host a conference call to discuss second-quarter 2007 operational and financial results today, at 10:00 a.m. central time.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 6103696, prior to 9:55 a.m. central time.  A digital replay of the conference call will be available at 1:00 p.m. central time the same day, and will remain available for 30 days.  The replay can be dialed at 1-800-642-1687 and reference should be made to the conference ID number 6103696.  A replay will also be archived for 30 days on the company’s website.

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About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Granbury, Texas; Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; effects of hedging natural gas and crude oil prices; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor & Media Contact:
Quicksilver Resources Inc.
Rick Buterbaugh
(817) 665-4835

KWK 07-09

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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Production:
Natural gas (MMcf)	14,695	13,123	28,860	25,635
Oil (MBbls)	158	154	308	297
NGL (MBbls)	550	150	848	234
Total (MMcfe)	18,943	14,945	35,797	28,823

United States (MMcfe)	14,046	10,415	25,848	19,968
Canada (MMcfe)	4,897	4,530	9,949	8,855
Total (MMcfe)	18,943	14,945	35,797	28,823

Average Daily Production:
Natural gas (Mcfd)	161,485	144,209	159,448	141,631
Oil (Bbld)	1,737	1,689	1,701	1,640
NGL (Bbld)	6,042	1,648	4,687	1,296
Total (Mcfed)	208,161	164,231	197,775	159,244

Average Sales Price Per Unit (excluding effects of hedging):
Natural gas (per Mcf)	$6.49	$5.24	$6.12	$6.16
Oil (per Bbl)	$59.30	$64.54	$55.25	$61.91
NGL (per Bbl)	$40.52	$41.80	$38.16	$41.12
Total (per Mcfe)	$6.70	$5.69	$6.31	$6.45

Average Sales Price Per Unit (including effects of hedging):
Natural gas (per Mcf)	$6.96	$5.54	$6.86	$6.23
Oil (per Bbl)	$59.30	$62.03	$55.25	$60.39
NGL (per Bbl)	$40.52	$41.80	$38.16	$41.12
Total (per Mcfe)	$7.07	$5.92	$6.91	$6.50

Expense per Mcfe:
United States production cost	$1.78	$1.77	$1.78	$1.73
Canada production cost	$1.42	$1.28	$1.46	$1.24
Total production cost	$1.69	$1.62	$1.69	$1.59

Production and ad valorem taxes	$0.22	$0.13	$0.24	$0.21
General and administrative expenses	$0.54	$0.36	$0.57	$0.41
Depletion, depreciation and accretion	$1.47	$1.20	$1.47	$1.24

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for share data – Unaudited

	June 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$3,258	$5,281
Accounts receivable, net of allowance for doubtful accounts	67,076	76,521
Current derivative assets	25,968	64,086
Other current assets	32,091	25,076
Total current assets	128,393	170,964

Investments in and advances to equity affiliates	7,333	7,434

Properties, plant and equipment – net (“full cost”)	2,099,055	1,679,280

Deferred derivative assets	-	3,753

Other assets	22,834	21,481
	$2,257,615	$1,882,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$220	$400
Accounts payable	137,888	109,914
Accrued derivative obligations	882	-
Accrued liabilities	40,887	67,697
Current deferred tax liability	7,923	21,378
Total current liabilities	187,800	199,389

Long-term debt	1,217,472	919,117

Derivative obligations	6,018	-

Asset retirement obligations	28,666	25,058

Deferred income taxes	180,311	156,251

Minority interest	7,892	7,431

Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value, 200,000,000 shares authorized and 81,207,935 and 80,181,593 shares issued, respectively	812	802
Paid in capital in excess of par value	256,528	238,063
Treasury stock of 2,600,536 and 2,579,671 shares, respectively	(11,558)	(10,737)
Accumulated other comprehensive income (loss)	41,998	60,099
Retained earnings	341,676	287,439
Total stockholders’ equity	629,456	575,666
	$2,257,615	$1,882,912

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per share data – Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues
Oil, gas and related product sales	$133,959	$88,536	$247,251	$187,225
Other revenue	2,439	929	5,727	1,890
Total revenues	136,398	89,465	252,978	189,115
Expenses
Oil and gas production costs	31,989	24,220	60,558	45,630
Production and ad valorem taxes	4,212	1,986	8,702	6,159
Other operating costs	301	546	1,085	949
Depletion, depreciation and accretion	27,905	17,954	52,499	35,627
Provision for doubtful accounts	-	-	(264)	-
General and administrative	10,298	5,437	20,260	11,691
Total expenses	74,705	50,143	142,840	100,056

Income (loss) from equity affiliates	282	(80)	397	108

Operating income	61,975	39,242	110,535	89,167

Other income-net	(870)	(498)	(1,471)	(848)
Interest expense	18,216	10,566	33,168	19,768

Income before income taxes and minority interest	44,629	29,174	78,838	70,247
Income tax expense	12,770	5,555	24,065	19,093
Minority interest expense	128	11	191	11

Net income	$31,731	$23,608	$54,582	$51,143

Basic net income per common share	$0.41	$0.31	$0.71	$0.67
Diluted net income per common share	$0.38	$0.29	$0.66	$0.63

Weighted average common shares outstanding
Basic	77,594	76,723	77,396	76,383
Diluted	84,127	83,089	84,029	82,949

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands-Unaudited

	For the Six Months Ended
	June 30,
	2007	2006
Operating activities:
Net income	$54,582	$51,143

Charges and credits to net income not affecting cash
Depletion, depreciation and accretion	52,499	35,627
Deferred income taxes	23,907	19,063
Non-cash compensation	6,288	2,819
Amortization of deferred loan costs	929	1,255
Income from equity affiliates	(397)	(108)
Minority interest	191	11
Non-cash gain from hedging activities	(981)	77
Other	1,555	129
Changes in assets and liabilities
Accounts receivable	9,709	27,369
Inventory, prepaid expenses and other	(8,057)	(13,674)
Accounts payable	8,992	(1,423)
Accrued liabilities and other	(2,250)	9,502
Net cash provided by operating activities	146,967	131,790

Investing activities:
Development and exploration costs and other property additions	(435,086)	(279,713)
Return of investment from equity affiliates	167	365
Proceeds from sale of assets	162	4,854
Net cash used for investing activities	(434,757)	(274,494)

Financing activities:
Issuance of debt	312,157	408,742
Repayments of debt	(37,261)	(271,719)
Debt issuance costs	(2,546)	(9,192)
Proceeds from exercise of stock options	12,187	18,366
Minority interest contributions	167	4,506
Purchase of treasury stock	(821)	(479)
Net cash provided by financing activities	283,883	150,224

Effect of exchange rate changes in cash	1,884	(120)

Net increase (decrease) in cash and cash equivalents	(2,023)	7,400

Cash and cash equivalents at beginning of period	5,281	14,318

Cash and cash equivalents at end of period	$3,258	$21,718

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